Exhibit 10.11

" E M P L O Y E E  C O P Y "

NOTICE OF GRANT OF STOCK	Quantum Corporation
OPTIONS AND GRANT	ID: 94-2665054
AGREEMENT FOR	1650 Technology Dr, Suite 800
EMPLOYEES	San Jose, CA 95110

I. Notice of Grant.

Unless otherwise defined herein, the terms defined in the Plan are so defined in this Notice of Grant and the Grant Agreement (attached as Part II) (together, the “Agreement”).

Non-Qualified Stock Option Grant Number:
Date of Grant:
Stock Option Plan:	1993 Plan
Exercise Price Per Share: Total Price of Shares Granted: Total Number of Shares Granted: Vesting Commencement Date: Term/Expiration Date:
Vesting Schedule: This option may be exercised, in whole or in part, in accordance with the attached grant summary.

By electronically accepting this option, you agree that this option is granted under and governed by the terms and conditions of the Plan and the Agreement. In particular, you consent that Quantum Corporation may use and transfer your personal information as described in Section 9 of the Agreement. You acknowledge that you have received a copy of the Plan and that you have reviewed and understood all provisions of the Plan and Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board on questions relating to the Plan and Agreement.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department, at Quantum Corporation, 1650 Technology Drive, Suite 800, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing. If you prefer not to electronically sign this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to the Company’s Stock Administration Department.

II. Grant Agreement

    1. Grant of Option. The Board of Quantum Corporation (the “Company”) hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase a number of Shares, set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant, (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

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       This Option is not intended to qualify as an Incentive Stock Option and is, therefore, a Nonstatutory Stock Option.

    2. Exercise of Option.

       (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Agreement. In the event of Optionee's death, disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Agreement.

       (b) Method of Exercise. This Option is exercisable by delivery of instructions, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Exercise of this Option shall be performed by any of the following, or a combination thereof, at the election of the Optionee:

(a)	online execution of exercise through Broker internet tool; or
(b)	delivery of verbal instruction to broker customer service agent, together with such information as the broker shall require to complete the transaction.

       The Option shall be deemed to be exercised upon receipt by the Company of such fully executed exercise instructions accompanied by such aggregate Exercise Price.

       No Shares shall be issued pursuant to the exercise of this Option unless (i) a registration statement under the Securities Act of 1933 covering the Shares is effective, and (ii) such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

    3. Method of Payment. Payment of the aggregate Exercise Price and any Tax-Related Items (as defined in Section 7 below) shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)	cash; or
(b)	check; or
(c)	delivery of properly executed exercise instructions together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price; or
(d)	surrender of other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender not greater than the aggregate Exercise Price of the Exercised Shares.

    4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee, only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

    6. Termination Period. This Option may be exercised for (i) three months after termination of employment, consulting relationship or status as a nonemployee director of the Company, (ii) one year after termination of employment, consulting relationship or status as a nonemployee director of the Company in the event such termination is due to retirement (with the determination of “retirement” to be mutually agreed upon between the Optionee and the Administrator), or (iii) such longer period as may be determined by the Administrator or applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the term/expiration date.

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    7. Responsibility for Taxes. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains his or her responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

       Prior to exercise of this Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively or in addition, the Company may (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s exercise of this Option, as applicable, that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise of this Option and refuse to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

    8. Nature of Grant. In accepting the grant of this Option, Optionee acknowledges that:

(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with applicable laws and regulations, unless otherwise provided in the Plan and this Agreement;

(b)	the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)	all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)	Optionee’s participation in the Plan shall not create a right to further employment with the Company or the Employer and shall not interfere with the ability of the Company or the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(e)	Optionee is voluntarily participating in the Plan;

(f)	in the event that Optionee is not an employee of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, this Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary or affiliate of the Company;

(g)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)	if the underlying Shares do not increase in value, this Option will have no value;

(i)	if Optionee exercises this Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

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(j)	the vesting of the Option granted under this Agreement is earned only by continuing consultancy or employment at the will of the Company or the Employer, as applicable (not through the act of being hired, being granted this Option or acquiring Shares hereunder);

(k)	in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from termination of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(l)	in the event of termination of Optionee’s employment, Optionee’s right to receive this Option and vest in this Option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed; furthermore, in the event of termination of employment, Optionee’s right to exercise this Option after termination of employment, if any, will be measured by the date of termination of Optionee’s active employment; the Board of the Company shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of this Option grant.

    9. Data Privacy. All of Optionee’s information that is described or referenced in this Agreement and the Plan may be used by the Company and its Subsidiaries and affiliates to administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may contact the Company’s international privacy officer if Optionee needs to update or correct any of the information. The Company will transfer this information to, and store this information in one or several of its U.S. offices. In addition, if necessary to administer and manage Optionee’s participation in the Plan, the Company may transfer to, or share this information with its Subsidiaries and affiliates and any third party agents acting on the Company’s behalf to provide services to Optionee, or any other third parties or governmental agencies, as required or permitted by law or the Safe Harbor framework established by the U.S. Department of Commerce. In particular, without limitation, the Company has engaged eTrade and any entity controlled by, controlling, or under common control with eTrade (“eTrade’s affiliates”; and together with eTrade collectively “eTrade”) to provide brokerage services and to help administer the Company’s stock plans. eTrade is acting primarily as a data processing agent under the Company’s instructions and directions, but eTrade reserved the right to share Optionee’s information with eTrade’s affiliates. Except as provided in this Section or as required or permitted by law or the Safe Harbor framework established by the U.S. Department of Commerce, the Company will not disclose Optionee’s information outside the Company without Optionee’s consent.

       Unless Optionee notifies Company within 30 days of the grant of the Option, the Company may use and transfer Optionee’s personal information as described in this Section 9, particularly as it concerns transfers to eTrade. Optionee understands that participation in the Plan is entirely voluntary and that his or her denial of consent does not have any adverse effects other than exclusion from the Plan.

    10. Governing Law. This Option grant is governed by, and subject to, the laws of the State of California.

       For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara county, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

    11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option granted under the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to accept this Option or any future options granted under the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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    12. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

    13. Acknowledgments of Optionee. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and Agreement and, by signing the Notice of Grant, acknowledges and agrees to all of the provisions of the Plan and this Agreement.

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